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                                                                       Exhibit n

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Prospectus constituting part of this Amendment No. 8 to the registration statement on Form N-2 (the "Registration Statement") of our report dated February 14, 1997, relating to the financial statements and financial highlights of CIGNA High Income Shares, which appears in such Prospectus. We also consent to the references to us under the headings "Financial Highlights," "Management of the Fund" and "Financial Statements" in such Prospectus.



Price Waterhouse LLP
Boston, Massachusetts 02110

December 10, 1997